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                                                                       EXHIBIT 5

                      McCutchen Doyle Brown & Enersen LLP
                            Three Embarcadero Center
                            San Francisco, CA 94111

                                                          Direct: (415) 393-2188
                                                                 treddy@mdbe.com

                                                                  April 12, 2002

Westamerica Bancorporation
1108 Fifth Avenue
San Rafael, California 94901

     REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

     We have acted as counsel for Westamerica Bancorporation, a California corporation (the "Company"), in connection with the Registration Statement on Form S-4 filed by the Company under the Securities Act of 1933, as amended, relating to the registration of up to 420,000 shares of Common Stock, no par value, of the Company to be issued to shareholders of common stock of Kerman State Bank in accordance with that certain Agreement and Plan of Reorganization dated as of February 25, 2002, among the Company, Westamerica Bank and Kerman State Bank.

     We are of the opinion that the foregoing securities have been duly authorized and, when sold pursuant to the terms described in the Registration Statement, will be duly and validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the proxy statement/prospectus included therein.

                                          Very truly yours,

                                          /s/ MCCUTCHEN, DOYLE, BROWN & ENERSEN,
                                                          LLP

                                          By       /s/ THOMAS G. REDDY
                                            ------------------------------------
                                                    A Member of the Firm